Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

TERMINATION AND RELEASE AGREEMENT dated as of June 30, 2009 (this “Agreement”), by and among PERKINELMER RECEIVABLES COMPANY, a Delaware corporation, as Seller (the “Seller”), PerkinElmer, Inc., a Massachusetts corporation, as initial Collection Agent (the “Collection Agent”), THE ROYAL BANK OF SCOTLAND PLC, as agent for the Purchasers (the “Agent”), the committed purchasers party hereto (the “Committed Purchasers”) and WINDMILL FUNDING CORPORATION (“Windmill”). Capitalized terms shall have the meanings assigned to such terms in (or by reference in) the Receivables Sale Agreement (as defined below).

WHEREAS, pursuant to the Amended and Restated Receivables Sale Agreement dated as of March 20, 2009, as amended or otherwise modified, by and among the Seller, the Collection Agent, the Committed Purchasers, Windmill and the Agent (the “Receivables Sale Agreement”), the Seller has sold, and through the Effective Date will continue to sell, interests in its Receivables, Related Security and Collections (collectively, the “Released Receivables Property”) to the Agent on behalf of the Purchasers;

WHEREAS, the parties to the Receivables Sale Agreement wish to terminate the rights and obligations of the Seller, the Collection Agent, the Agent and the Purchasers under the Receivables Sale Agreement and to terminate the Fee Letter and the Lock-Box Letters, to the extent provided for herein and to reconvey to the Seller the Released Receivables Property and the other related property described herein on the terms and conditions set forth herein;

WHEREAS, the parties to the Receivables Sale Agreement consent to the termination of the rights, liabilities and obligations of the Seller, the Collection Agent, the Agent and the Purchasers under, and the release by the Agent and the Purchasers of their rights in, the Receivables Sale Agreement and to the termination of, and the release by the Agent and the Purchasers of their rights in, to the extent provided for herein, the Fee Letter and the Lock-Box Letters, and the reconveyance and release by the Agent and the Purchasers of all the Released Receivables Property and the other related property described herein;

WHEREAS, pursuant to the Receivables Sale Agreement, the Seller granted security interests and other rights in, or sold, the Released Receivables Property, certain bank accounts and securities account and other collateral security to the Agent for the benefit of the Purchasers;

WHEREAS, the Seller wishes the above-mentioned interests to be released;

WHEREAS, the Agent, on behalf of the Purchasers, desires to sell and assign to the Seller, and release all of its interest in, all of the Released Receivables Property and the other related property described herein upon the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

Section 1. Release from Receivables Sale Agreement and Lock-Box Agreement.

(a) The Agent, on behalf of the Purchasers, hereby releases and discharges on the Effective Date any and all right, title and interest that it may now or hereafter have or may now or hereafter be entitled to by virtue of the Receivables Sale Agreement or the other Transaction Documents in all Receivables and other property of the Seller including without limitation the Released Receivables Property and does hereby declare the same fully released and discharged on the Effective Date from any and all security interests, liens or other encumbrances created by virtue of or in connection with the Receivables Sale Agreement or any of the other Transaction Documents. Windmill hereby reconveys to the Seller all right, title and interest in and to the Released Receivables Property, all of Windmill’s Purchase Interest, and the Sold Interest, in each case free and clear of any liens, claims or encumberances created or suffered by Windmill.

(b) The Agent, on behalf of the Purchasers, does hereby release and discharge, effective as of the Effective Date, any and all right, title and interest that it may have or be entitled to by virtue of or in connection with the Receivables Sale Agreement, any of the other Transaction Documents, the Lock-Box Agreement(s) or under the related Lock-Box Letters, in the related Lock-Box Account(s) named on Schedule I hereto and hereby terminates as of the Effective Date the Lock-Box Letters described on Schedule II hereto, notwithstanding any notice requirements therein to the contrary.

(c) The Agent, on behalf of the Purchasers, does hereby release and discharge, effective as of the Effective Date, any and all right, title and interest in and to all Receivables, Collections, Related Security and any other collateral security granted to, or any other assets sold or otherwise transferred to the Agent or any Purchaser pursuant to the Receivables Sale Agreement or any of the other Transaction Documents.

Section 2. Release of Liens. From and after the Effective Date the Agent, on behalf of Windmill and the Purchasers, agrees to execute and deliver to the Seller or its designee all instruments and documents (including proper financing statements (Form UCC-3) required to evidence the satisfaction of the Seller’s obligations to the Purchasers and the Agent) and to release all security interests, liens, ownership interests and other rights of the Agent on behalf of the Purchasers in all of the property described in Section 1 hereof pursuant to the Receivables Sale Agreement, any other Transaction Document or otherwise. As of the Effective Date, the Agent hereby authorizes the Seller or its designee to file such proper financing statements (Form UCC-3) as the Seller deems advisable to reflect termination of such security interests and liens.

Section 3. [Reserved].

Section 4. UCC Financing Statement. The Agent, on behalf of the Purchasers, agrees to execute and deliver, on the Effective Date, to the Seller any proper financing statements (Form UCC-1) or other instruments or documents, if any, with respect to Released Receivables Property and other property sold or released by the Agent on behalf of the Purchasers hereunder meeting the requirements of applicable state law in such manner and in such jurisdiction as are necessary to perfect and protect the interests of the Seller and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Seller; provided, that in no event shall any other party be authorized to file any financing statements naming any Purchaser as a debtor or seller.

Section 5. Conditions Precedent. This Termination and Release shall become effective on the date (“Effective Date”) of satisfaction of the following conditions precedent: (i) the execution and delivery hereof by the Seller, the Agent and the Purchasers and (ii) if paid on or before 3:00 p.m. (Eastern Standard Time) on June 30, 2009, receipt by the Agent of $30,812.50 (the “Payoff Amount”) in immediately available funds, constituting payment in full of all indebtedness, liabilities and obligations owing to the Agent, any Purchaser or any other Indemnified Party under the Receivables Sale Agreement, to the extent provided for herein, or any of the other Transaction Documents as of such date.

Section 6. Consent to Prepayments. The Agent, on behalf of the Purchasers, hereby agrees and consents to the prepayment made pursuant to this Agreement and under the Receivables Sale Agreement and hereby unconditionally waives any breach or potential breach of the Receivables Sale Agreement or any other Transaction Document caused by the aforementioned prepayment.

Section 7. General Release. For the avoidance of doubt, the Agent, on behalf of the Purchasers, hereby releases Seller, Collection Agent and Originator of any and all obligations and liability in connection with the Purchase Agreement, Receivables Sale Agreement, Lock-Box Agreement or any other Transaction Document, except for any such obligation or liability that survives termination of any of the Transaction Documents pursuant to the terms thereof.

Section 8. Further Assurances. Without limiting the provisions of Section 2 hereof, the Agent, on behalf of the Purchasers, hereby agrees to execute any and all further documents, agreements and instruments prepared by the Seller, and take all further action (at the expense of the Seller) that may be required by law or otherwise, necessary or desirable to give effect to this Agreement and effectuate the termination of the Lock-Box Agreements, including without limitation coordinating with any such Lock-Box Agreements with respect to the release contemplated hereby or any related change of control party with respect thereto.

Section 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

Section 10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11. Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Agent, the Purchasers, the Seller and the Parent and their respective successors and assigns.

Section 12. Headings. Section headings in this Termination and Release are included for convenience of reference only and are not part of this Agreement for any other purpose.

Section 13. Miscellaneous. The Seller agrees to pay (a) on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the outstanding legal fees of Chapman and Cutler LLP in the aggregate amount of $1,830.12 and (b) on or before July 6, 2009, all costs and expenses of Ernst & Young in connection with its audit of the Seller in the aggregate amount of $45,868.00.

The undersigned confirm that the Termination Date is the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination and Release Agreement as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as the Agent and a Committed Purchaser

By:	RBS SECURITIES INC., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

Address:	c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Agent
Telephone: (312) 338-3491
Telecopy: (312) 338-0140

WINDMILL FUNDING CORPORATION

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

Address:
c/o Global Securitization Services, LLC
68 South Service Road
Suite 120
Melville, New York 11747
Attention: Frank B. Bilotta
Telephone: (212) 302-5151
Telecopy: (212) 302-8767

With a copy to:

The Royal Bank of Scotland plc
RBS Securities Inc., as agent
c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Windmill Administrator
Telephone: (312) 338-3491
Telecopy: (312) 338-0140

PERKINELMER RECEIVABLES COMPANY, as Seller

By:	/s/ David C. Francisco
Name:	David C. Francisco
Title:	Treasurer

PERKINELMER, INC., as Collection Agent

By:	/s/ John L. Healy
Name:	John L. Healy
Title:	Vice President

SCHEDULE I

LOCK-BOX ACCOUNT

ACCOUNT HOLDER	LOCKBOX ADDRESS	LOCKBOX NUMBER	LOCKBOX ACCOUNT
PerkinElmer Receivables Company	13633 Collections Center Drive Chicago, IL 60693-3633	013633	375-657-6429

PerkinElmer Receivables Company	13685 Collections Center Drive Chicago, IL 60693-3685	013685	375-657-6432

PerkinElmer Receivables Company	P.O. Box 404861 Atlanta, GA 30384-4861	404861	375-657-6445

PerkinElmer Receivables Company	P.O. Box 404870 Atlanta, GA 30384-4870	404870	375-657-6458

PerkinElmer Receivables Company	P.O. Box 404890 Atlanta, GA 30384-4890	404890	375-657-6490

PerkinElmer Receivables Company	P.O. Box 404969 Atlanta, GA 30384-4969	404969	375-657-6500

SCHEDULE II

LOCK-BOX AGREEMENT

1.	Lock-Box Letter among PerkinElmer Receivables Company, Bank of America, N.A. and The Royal Bank of Scotland plc dated as of March 20, 2009